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                                                                  Exhibit 10.14A

                                FIRST AMENDMENT
                                      to
                             EMPLOYMENT AGREEMENT
                                     among
                        CSG SYSTEMS INTERNATIONAL, INC.
                                      and
                               CSG SYSTEMS, INC.
                                      and
                                NEAL C. HANSEN

     This First Amendment (the "Amendment") is made this 30th day of June, 2000, among CSG SYSTEMS INTERNATIONAL, INC. ("CSGS"), a Delaware corporation, CSG SYSTEMS, Inc. ("Systems"), a Delaware corporation, and NEAL C. HANSEN (the "Executive"). CSGS and SYSTEMS collectively are referred to in this Amendment and the Employment Agreement as the "Companies."

                                   RECITALS

     WHEREAS, Companies and the Executive entered into the Employment Agreement dated November 17, 1998 (the "Employment Agreement"); and

     WHEREAS, Companies desire to amend the Employment Agreement as herein set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants and agreements of the parties contained in this document, the Companies and the Executive agree as follows:

     1. The following provision is added to the end of Paragraph 6 of the Employment Agreement:

     "During the term of this Agreement, the Executive and the Executive's designees shall be entitled to use of the Companies' aircraft(s) at the Companies' expense (i) in the performance of the Executive's duties and responsibilities under this Agreement, and (ii) for legitimate personal use; provided, however, the Executive is responsible for any personal income taxes due as a result of any income that is imputed to the Executive as a result of the Executive's personal use of the Companies' aircraft(s).

     2. Any terms in initial capital letters or all capital letters used as a defined term, but not defined in this Amendment, shall have the meaning set forth in the Employment Agreement. If any of the terms and conditions in this Amendment conflict with those in the Agreement, the terms and conditions of this Amendment shall take precedence. Upon execution of this Amendment by the parties, any subsequent reference to the Employment Agreement between the parties shall mean the Employment Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

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     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed as of the date first written above.

CSG SYSTEMS INTERNATIONAL, INC.,


By: /s/ John P. Pogge
   ------------------------------
    John P. Pogge, President


CSG SYSTEMS, INC.,


By: /s/ John P. Pogge
   ------------------------------
    John P. Pogge, President



       /s/ Neal C. Hansen
---------------------------------
       Neal C. Hansen

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